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                                                                     EXHIBIT 3.6
                                                                     -----------



                                FIRST AMENDMENT
                                      to
                         CERTIFICATE OF INCORPORATION
                                      of
                                  MUZAK, INC.

          This First Amendment to Certificate of Incorporation of Muzak, Inc., a Delaware corporation (the "Corporation"), has been duly prepared and executed for filing in the State of Delaware in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

          1. Article I of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

                                  "ARTICLE I
                                     NAME

          The name of the corporation is "Muzak Capital Corporation" (the "Corporation")."

          IN WITNESS WHEREOF, the undersigned has executed this amendment as of the 27 day of August, 1996.

                                    By:  /s/ John R. Jester
                                         -----------------------------------
                                     Name:  John R. Jester
                                     Title President